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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported):  August 7, 1998

                        SANCHEZ COMPUTER ASSOCIATES, INC.
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               (Exact Name of Registrant as Specified in Charter)


Pennsylvania                         0-21705                  23-2161560
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(State or Other Jurisdiction         (Commission             (I.R.S. Employer
 of Incorporation)                   File Number)            Identification No.)


40 Valley Stream Parkway, Malvern, PA                                     19355
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code: (610) 296-8877





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ITEM 4.           Changes in Registrant's Certifying Accountant

On August 7, 1998, as a result of recently consummated merger of Coopers & Lybrand L.L.P., the registrant's auditors, and Price Waterhouse LLP ("PW"), and the existence of a business consulting relationship with PW which was expected to impair its auditor independence, PricewaterhouseCoopers LLP ("PwC") was dismissed as auditors of the registrant. The decision to dismiss PwC as independent auditors was not recommended or approved by the Audit Committee of the registrant's Board of Directors. PwC's reports on audits of the registrant's consolidated financial statements as of and for the years ended December 31, 1997 and 1996 contained no adverse opinion, no disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The registrant is not aware of any disagreements with PwC during the registrant's two most recent fiscal years and through the date of this report of any matters of accounting principles or practices, financial statement disclosures, or auditing scope and procedures, which if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matters in their reports.

During the registrant's two most recent fiscal years and through the date of this report, the registrant has no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the above statements. A copy of that letter dated August 11, 1998 is filed as Exhibit 16 to this Form 8-K.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 7, 1998       SANCHEZ COMPUTER ASSOCIATES, INC.



                                  By: /s/Joseph F. Waterman
                                      ---------------------------
                                      Joseph F. Waterman,
                                      Sr. Vice President
                                      and Chief Financial Officer







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                                  EXHIBIT INDEX



            DOCUMENT

16       Letter re Change in Certifying Accountant.





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